EXHIBIT

                            ARTICLES OF INCORPORATION

                                       OF

                      FIRST GUARANTY FINANCIAL CORPORATION


                                    ARTICLE I

     The name of this corporation is FIRST GUARANTY FINANCIAL CORPORATION.


                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                   ARTICLE III

     The name and address in this state of the corporation's initial agent for service of process is: JEFF HEMM, 31258 Railroad Canyon Road, Canyon Lake, California, 92380.

                                   ARTICLE IV

     The total number of shares which the corporation is authorized to issue is One Hundred Thousand (100,000).



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     Dated: June 10, 1988



                                          /s/ Robert A. Newton
                                          --------------------
                                          ROBERT A. NEWTON
                                          Incorporator

     I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.


                                           /s/ Robert A. Newton
                                           --------------------
                                           Robert A. Newton